ARLINGTON | ASSET INVESTMENT

JMP Securities Research Conference Investor Presentation

May 12, 2010

Information Related to Forward-Looking Statements

This presentation contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding future results or expectations. Forward-looking statements can be identified by forward-looking language, including words such as "believes," "anticipates," "views", "expects," "estimates," "intends," "may," "plans," "projects," "potential," "prospective," "will" and similar expressions, or the negative of these words. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made. Forward-looking statements are also based on predictions as to future facts and conditions, the accurate prediction of which may be difficult and involve the assessment of events beyond our control. Forward-looking statements are further based on various operating and return assumptions. Caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, actual results may differ materially from expectations or projections.

You should carefully consider these risks when you make a decision concerning an investment in our common stock, along with the following factors, among others, that may cause our actual results to differ materially from those described in any forward-looking statements: risks and uncertainties relating to the recent global economic downturn; changes in economic and market conditions; impacts of regulatory changes and changes to Fannie Mae and Freddie Mac; the impact of defaults, or anticipated defaults, of sovereign debt as well as programs designed to mitigate applicable risks to the global economy; availability of opportunities that meet or exceed our risk adjusted return expectations, changes in interest rates; changes in anticipated earnings and returns; our ability to maintain adequate liquidity; increased costs of borrowing; decreased interest spreads; changes in mortgage pre-payment speeds; risks associated with merchant banking investments; the realization of gains and losses on principal investments; our ability to maintain our exemption from registration as an investment company pursuant to the Investment Company Act of 1940; our ability to generate earnings or gains and otherwise realize and protect taxable benefits associated with net operating loss carry-forwards and net capital loss carry-forwards; our ability to realize continued cost savings; our ability and willingness to pay future dividends; available technologies; competition for business and personnel; changes in, and our ability to remain in compliance with, law, regulations or government policies affecting our business; and the factors described in the sections entitled "Risk Factors" in our annual report on Form 10-K for the year ended December 31, 2009 and our other public filings with the SEC. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this presentation. We undertake no obligation to update or revise any forward-looking statement, whether written or oral, relating to matters discussed in this presentation, except as may be required by applicable securities laws.

Arlington Asset Overview

Internally managed principal investment firm with a primary focus in non-agency mortgage-backed securities ("MBS")

- Fully invested in attractive non-agency MBS portfolio
  - $366 million non-agency MBS portfolio at 03/31/10 with cost of 50% of par
  - 19% yield for 1Q 2010
  - $0.77 per share core operating income(1) in 1Q 2010, $3.08 core operating income(1) per share annualized
  - Paid $0.35 per share dividend for 1Q 2010
  - $20.03 book value per share at 03/31/10

- Low leverage, transparent balance sheet (5% long-term debt to total assets)

- Earnings power driven by non-agency MBS strategy
  - Attractive expected risk/return vs. other alternatives
  - Current cash income with potential appreciation (~50% discount to face value)
  - Utilizes tax benefits

- Attractive non-agency MBS investment opportunities available (Size and nimble approach fit market opportunity, recent investments meet risk adjusted return expectations)

- Attractive total return opportunity with significant upside potential
  - 7.4% annualized dividend yield (based on 05/10/10 price of $18.82)
  - Retention of cash earnings with reinvestment in discounted assets
  - Potential growth in EPS and BVPS from realization and reinvestment of $184 million non-agency MBS remaining purchase discount over time

- C-Corp structure with in excess of $800 million of tax benefits (off balance sheet)

(1) Non-GAAP core operating income represents GAAP net income adjusted for: non-recurring costs; stock compensation; interest income adjustment related to non-cash component of purchase discount accretion/premium amortization. Please see Exhibit A for the reconciliation of the GAAP financial results to non-GAAP measurements.

Arlington Asset Highlights (NYSE: AI)

Arlington Asset Management Team	
Eric F. Billings	Chairman & CEO
J. Rock Tonkel, Jr.	Chief Operating Officer
Brian J. Bowers	Chief Investment Officer
Kurt R. Harrington	Chief Financial Officer

Share Data (in millions, except per share data)		
Share Price [(1)]	$	18.82
Shares O/S [(2)]		7.8
Market Cap [(1)]	$	147
BV per share [(2)]	$	20.03
Price to Book [(3)]		94%

Key Financial Data [(2)] (in millions)		
Cash	$	6
Non-Agency MBS	$	186
Total Assets	$	341
Long Term Debt	$	16
Shareholders' Equity	$	156

ARLINGTON ASSET INVESTMENT

(1) As of 05/10/10
(2) As of 03/31/10
(3) 03/31/10 BV vs. 05/10/10 share price

Non-Agency MBS Investment Opportunity

- Market dislocation has provided an attractive investment opportunity in $1.6 trillion non-agency market(1)
  - Approximately $1 trillion in Prime and Alt-A MBS(1)
- Ability to invest in collateral-backed assets at significant discount to par value
- Creates potential unlevered cash returns on invested capital in the mid-teens to low 20's (coupon yield + prepayment accretion)
- Under severe modeling assumptions we expect to receive more than our investment through prepayments or reflation
- Opportunity to benefit from continued improvement in liquidity in the non-agency mortgage market
- Reflation potential equals gap between cost and face value and should grow as portfolio grows
  - $190 million compared to market cap of $147 million at 03/31/10
- $800 million in NOLs and NCLs to shelter future earnings and capital gains
- Results in significant potential earnings growth, book value growth and favorable tax treatment for dividends

ARLINGTON | ASSET INVESTMENT

(1) Source: JP Morgan MBS Credit Monthly: May 2010.

Housing Market Historical Trends(1)


S&P/Case Schiller Home Price Index
225
215
205
195
185
175
165
155
145
135
125
Jan-06 May-06 Sep-06 Jan-07 May-07 Sep-07 Jan-08 May-08 Sep-08 Jan-09 May-09 Sep-09 Jan-10


US Unemployment Rate
11.0
10.0
9.0
8.0
7.0
6.0
5.0
4.0
Jan-06 May-06 Sep-06 Jan-07 May-07 Sep-07 Jan-08 May-08 Sep-08 Jan-09 May-09 Sep-09 Jan-10


S&P 500
1600
1500
1400
1300
1200
1100
1000
900
800
700
Jan-06 May-06 Sep-06 Jan-07 May-07 Sep-07 Jan-08 May-08 Sep-08 Jan-09 May-09 Sep-09 Jan-10


Mortgage Deliquency Rate (60+ Days)
30
25
20
15
10
5
0
Jan-06 May-06 Sep-06 Jan-07 May-07 Sep-07 Jan-08 May-08 Sep-08 Jan-09 May-09 Sep-09 Jan-10

ARLINGTON ASSET INVESTMENT

(1) Source: Bloomberg

Arlington Asset Non-Agency Portfolio Summary (1)

- Prime and Alt A MBS not Guaranteed by FN/FH/GN
- Average Loan Size: $569,851
- # of Loans: 23,617
- Coupon: 5.7%
- Original FICO: 729
- Original LTV: 71%
- Wgt Avg Loan Origination Date: Sept 2006
- Wgt Avg Loan Age: 44 months

- Purchase Price to Par: 49%
- Credit Enhancement: 10%
- 60+ Delinquency: 20%
- 3mo Severity: 44%
- Cumulative Loss to Date: 3.4%
- 3mo CPR: 15%
- Re-remic Capital Allocation: $99M (2)
- First Tranche Capital Allocation: $77M (2)

ARLINGTON ASSET INVESTMENT

(1) As of 05/05/10

(2) As of 03/31/10

Non-Agency MBS Investment Opportunity

ILLUSTRATIVE RETURN MODEL [(1)]

Based on current market conditions

Current Face	$ 100
Dollar Cost	$ 49
Coupon	5.7%
Coupon Yield	11.6%
CPR on Senior Bonds	15.0
Prepayment	$ 7.6
Return of Principal	$ 4.1
Accretion	$ 3.5
Accretion in BPS	7.2%
Unlevered Return	18.8%

(1) Assumes total investment mix of 51% Senior and 49% Mezzanine MBS. As a percentage of face value, this assumption implies a mix of 40% Senior and 60% Mezzanine MBS. These assumptions are not projections and do not necessarily represent the Company's expectations and future performance. This is hypothetical and illustrative only and actual results are subject to significant uncertainties, many of which are outside of the control of the Company, actual results could materially differ. You should not rely on this illustration as being indicative of our future results.

ARLINGTON | ASSET INVESTMENT

Downside Protection with Upside Potential

POTENTIAL RETURN ON INVESTMENT EXAMPLES[1]

Based on current market conditions


Invested Capital
Cash Accretion
100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
Cash Accretion: 104%
Coupon Yield on Invested Capital: 11.6%
Cash Accretion: 73%
Coupon Yield on Invested Capital: 11.6%
Coupon Yield on Invested Capital: 11.6%

Frequency	**23%**	**Frequency**	**40%**	**Frequency**	**56%**
Severity	**43%**	**Severity**	**43%**	**Severity**	**52%**
Return vs Par	**100%**	**Return vs Par**	**85%**	**Return vs Par**	**49%**

(1) These assumptions are not projections and do not necessarily represent the Company's expectations and future performance. This is illustrative only and actual results could materially differ. You should not rely on this illustration as being indicative of our future results.

Potential Growth Scenarios in Earnings, Equity and Book Value Per Share

- $3.08 per share Core Operating Income(1) (1Q10 Annualized)
- $20.03 BVPS at 03/31/2010
- Non-Agency MBS Face Value = $366 million
- Adjusted Cost Basis = $176 million
- Potential Reflation, Non-GAAP (Max.) = $190 million
- Agency MBS Portfolio Value = $143 million

Scenario: Potential Impact of Non-Agency MBS Reflation(2)

Assumed Portfolio Reflation Price (% of Face Value)	Total Equity(3) ($mm)	BVPS(4)	Core Operating Income Per Share Based on Assumed Return on Reflated Equity of (5) 8%	12%	16%
70%	$236	$30.26	$3.87	$4.27	$4.67
85%	291	37.31	4.42	5.09	5.76
100%	346	44.36	4.97	5.91	6.85

Scenario: Potential Impact of Hedged Agency MBS Deployment(6)

Capital Allocation	Incremental Core Operating Income Per Share Assuming Hedged Spread of (6) 150 b.p.	200 b.p.	250 b.p.
$10	$0.21	$0.28	$0.35
15	0.32	0.42	0.53
20	0.42	0.56	0.71

1) Non-GAAP core operating income represents GAAP net income adjusted for: non-recurring costs; stock compensation; interest income adjustment related to non-cash component of purchase discount accretion/premium amortization. Please see Exhibit A for the reconciliation of the GAAP financial results to non-GAAP measurements.

(2) These assumptions are not projections and do not necessarily represent the Company's expectations and future performance. This is hypothetical and illustrative only and actual results are subject to significant uncertainties, many of which are outside of the control of the Company, actual results could materially differ. You should not rely on this illustration as being indicative of our future results.

(3) Non-agency MBS face value multiplied by Assumed Price %, minus adjusted cost basis at March 31, 2010, plus shareholder's equity at March 31, 2010.

(4) Footnote 3 divided by shares outstanding of 7.8 million.

(5) Footnote 3 multiplied by Assumed Return (less 2% income tax, excluding variable expenses) divided by fully diluted shares outstanding of 7.9 million.

(6) Assuming 10:1 leverage on hedged agency portfolio.

ARLINGTON | ASSET INVESTMENT

Exhibit A

The following table presents a reconciliation of the GAAP financial results to non-GAAP measurements for the quarter ended March 31, 2010 (dollars in thousands, except per share data).

GAAP net income	$ 4,626
Adjustments:	
Non-recurring costs	341
Stock compensation	1,218
Adjusted interest related to purchase discount accretion / premium amortization	(79)
Non-GAAP core operating income	$ 6,106
Non-GAAP core operating income per share (diluted)	$ 0.77